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EXHIBIT 10.10

                                 EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into on the 29th day of January, 1999 by and between UNITED PAYORS & UNITED PROVIDERS, INC. ("UP&UP" or the "Company") and S. JOSEPH BRUNO ("Employee") residing at 11408 Highland Farm Court, Potomac, Maryland 20854. This Agreement shall become effective on January 1, 1999 ("Effective Date").

     WHEREAS, UP&UP desires to employ Employee to devote full-time to the business of UP&UP, and Employee desires to be so employed.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, UP&UP and Employee agree as follows:

     1.  Employment.  UP&UP agrees to employ Employee and Employee agrees to be
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so employed in the capacity of Vice President and Chief Financial Officer.  The term of this Agreement shall be a two year period subsequent to the Effective Date. The Agreement shall be automatically renewed for an additional two-year period if the Company does not give the Employee a notice of non-renewal six months prior to the expiration date of the Agreement.

     2.  Time and Efforts.  Employee shall diligently and conscientiously devote
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his full and exclusive time and attention, and his best efforts to the discharge of his duties as Vice President and Chief Financial Officer of UP&UP. Employee shall at all times discharge his duties, which shall be those normally performed by a Vice President and Chief Financial Officer, in the best interest of UP&UP. In the performance of his duties, Employee shall make his principal office at 2275 Research Boulevard, Rockville, MD 20850, or other office location within the Washington, DC Metropolitan Area that may be next occupied by UP&UP, unless mutually agreed otherwise in writing by UP&UP and Employee.

     3.  Compensation.  During the term of this Agreement UP&UP shall pay to
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Employee as compensation ("Compensation") for his services a base salary in the amount of two hundred eighty thousand dollars ($280,000) per year. This salary is guaranteed by UP&UP through the term of this Agreement and is subject to periodic increases as recommended by the Compensation Committee to the Board of Directors of UP&UP. Additionally, Employee shall be paid an annual incentive bonus ("Bonus") amount equal to one-quarter of one percent (0.25%) of UP&UP's annual after tax earnings.

     4.  Expenses Reimbursement.  UP&UP shall reimburse Employee for all
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reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Employee shall present to UP&UP from time to time an itemized account of such expenses in forms as may be required by UP&UP and upon acceptance and payment of expenses, expenses shall be considered reasonable and necessary.

     5.  Automobile.  In recognition of Employee's need for an automobile for
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business and other purposes, UP&UP will provide Employee with an automobile allowance which will be payable quarterly.

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     6.  Employee Benefits.  Employee shall be eligible to participate in the
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various employee benefits plans that may be offered by UP&UP, including but not limited to a stock purchase plan, stock option plan, medical and hospitalization plan, life insurance, long term disability, incentive savings plan, and pension plan, made available in the ordinary course of business to similarly situated executive employees of UP&UP and its subsidiaries. Additionally, UP&UP shall seek to obtain a term life insurance policy, in an amount established and agreed to by the Compensation Committee of the Board of Directors of UP&UP, on Employee to be paid to beneficiary named by Employee.

     7.  Obligation of UP&UP on Termination of Employment by UP&UP.  Except for
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cause, if during the term of this Agreement, UP&UP shall terminate the services of Employee, or if during the term of this Agreement Employee is permanently disabled or deceased, UP&UP shall nevertheless cause UP&UP to continue the payments provided for herein for the term of the contract, but not less than twelve (12) months, to Employee or his heirs or estate, as the case may be.

     8.  Obligations of UP&UP and Employee on Termination of Employee by UP&UP
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for Cause or Resignation by Employee.  If during any time of employment, (1)
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Employee should be terminated for cause; or (2) Employee should resign, then
UP&UP shall have no obligation to pay Employee any form of compensation defined in this Agreement. In the event Employee resigns, for a period of two years subsequent to the date of such resignation, Employee shall not solicit or contract with, either directly or through third parties, entities contracting with UP&UP, including UP&UP payor clients and contracting providers. For a period of two years from the date Employee resigns, Employee shall not assist, in any manner, any individual or entity that may be, or seek to become, a competitor of UP&UP.

     9.  Change in Control.  In the event that there is a change in control of
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UP&UP, Employee shall receive the Compensation and Bonus payments for a period of two (2) years. Change in control of UP&UP shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

         (b) During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (c) The Stockholders of the Company approve a definitive agreement

             (i) for the merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation;

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            (ii) for the sale or other disposition of all or substantially all of the assets of the Company;

           (iii) for the merger of another corporation into the Company which survives if, as a result of such merger less than fifty percent (50%) of the outstanding voting securities of the Company shall be owned in the aggregate immediately after such merger by the owners of the voting shares of the Company outstanding immediately prior to such merger;

            (iv) for the liquidation or dissolution of the Company; or

             (v) any combination of the foregoing.

         (d) For purposes of defining a "change in control of the Company," Employee recognizes that the consummation of a transaction involving the transfer of 4,500,000 shares of UP&UP common stock into a Delaware Divestment Trust resulting in the beneficial ownership of such shares by Thomas L. Blair will not result in a "change in control of the Company." Further, Employee recognizes that the Capital Z transaction with selling shareholders, including the purchase of 1,750,000 shares of UP&UP common stock and the option to purchase 2,250,000 shares of UP&UP common stock, does not constitute a "change in control of the Company." However, further transactions involving Capital
Z's common stock ownership position in the Company or sales of UP&UP common stock from the Independent Divestment Trust will be subject to the provisions of this paragraph 9.

     10.  Notices.  All notices required or permitted to be given under this
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Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses as either may be designated in writing to the other party:

          If to UP&UP:        Edward S. Civera and/or Board of Directors
                              United Payors & United Providers, Inc.
                              2275 Research Boulevard, 6th Floor
                              Rockville, MD 20850

          If to Employee:     S. Joseph Bruno
                              11408 Highland Farm Court
                              Potomac, MD  20854

     11.  Governing Law.  This Agreement shall be construed and enforced in
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accordance with the laws of Maryland.

     12.  Entire Contract.  This Agreement constitutes the entire understanding
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and agreement between UP&UP and Employee with regard to all matters herein up to the date of this Agreement. This Agreement may be amended only in writing, signed by both parties hereto.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                        EMPLOYEE

January 29, 1999                        /s/ S. Joseph Bruno
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Date                                    S. Joseph Bruno


                                        UNITED PAYORS & UNITED PROVIDERS, INC.

January 29, 1999                        By: /s/ Edward S. Civera
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Date                                    Edward S. Civera
                                        President and Chief Operating Officer

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